Exhibit n (1)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-100934 of Allstate Life of New York Variable Life Separate Account A of Allstate Life Insurance Company of New York on Form N-6 of our report dated February 4, 2004 relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and our report dated March 31, 2004 relating to the financial statements of Allstate Life of New York Variable Life Separate Account A, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life of New York Variable Life Separate Account A), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Chicago, Illinois
April 19, 2004

Exhibit n (2)

Consent of Attorneys


Christopher S. Petito                                               202-965-8152


                                 April 14, 2004


Allstate Life Insurance Company of New York
Allstate Life Insurance Company of New York Variable Life Separate Account A 3100 Sanders Road - Suite J5B
Northbrook, Illinois 60062

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in this Post-Effective Amendment No. 1 to the Registration Statement of Form N-6 (File No. 333-100934) of Allstate Life Insurance Company of New York Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt LLP



                                            By: _____________________
                                                Christopher S. Petito